================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                 _______________


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 _______________


       Date of Report (Date of earliest event reported): DECEMBER 27, 2002




                           BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                  000-22433                 75-2692967
 (State or other jurisdiction      (Commission              (IRS  Employer
      of incorporation)            File Number)           Identification No.)



                            6300 BRIDGEPOINT PARKWAY
                             BUILDING TWO, SUITE 500
                              AUSTIN, TEXAS  78730
          (Address, including zip code, of principal executive offices)

     Registrant's telephone number, including area code:  (512) 427-3300



================================================================================

ITEM  5.  OTHER  EVENTS

     Effective October 23, 2000, the Securities and Exchange Commission adopted new rules relating to insider trading. These rules were adopted in connection with the adoption of Regulation FD. One of these rules, Rule 10b5-1(c) under the Securities Exchange Act of 1934, provides an exemption to the insider trading rules in the form of an affirmative defense. According to the SEC, this new provision "is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision [and] will provide appropriate flexibility to those who would like to plan securities transactions in advance of a time when they are not aware of material nonpublic information, and then carry out those pre-planned transactions at a later time, even if they later become aware of material nonpublic information."

     Pursuant to Rule 10b5-1(c), Mr. A. Lance Langford, Senior Vice President Operations, Mr. Jeffery Larson, Senior Vice President Exploration, and Mr. David Brigham, Executive Vice President Land & Administration have each adopted a written plan relating to future sales of part of their Brigham Exploration Company common stock positions. The officers are entering into the 10b5-1(c) plans in order to diversify their financial holdings over time and thus minimize the market effect of such sales by spreading them over a more extended period than the traditional trading "window." The plans will also enable the officers to avoid being prohibited from selling any shares for long periods of time due to nonpublic information they may possess during the traditional trading "windows." Under Rule 10b5-1(c), all such sales will be deemed not to be made "on the basis of" material nonpublic information, because the officers were not aware of any such information when the plans were adopted.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          BRIGHAM  EXPLORATION  COMPANY



Date:     December  27,  2002                  By: /s/ Eugene B. Shepherd, Jr
                                                   --------------------------
                                               Eugene  B.  Shepherd,  Jr.
                                               Chief  Financial  Officer